Exhibit 10.21

RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

DATED AS OF MARCH 2, 2001

BETWEEN

JOHNSON POLYMER, INC., U S CHEMICAL CORPORATION and WHITMIRE MICRO-GEN RESEARCH LABORATORIES, INC.

and

S. C. JOHNSON COMMERCIAL MARKETS, INC.

and

JWP INVESTMENTS, INC.,

and

JWPR CORPORATION,
as Buyer

i

(continued)

ii

Exhibits and Schedules

EXHIBIT I	—	Definitions

EXHIBIT II	—	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names

EXHIBIT III	—	Lock-Boxes; Collection Accounts; Collection Banks

EXHIBIT IV	—	Credit and Collection Policy

EXHIBIT V	—	Form of Note

SCHEDULE A	—	List of Documents to Be Delivered to Buyer Prior to the Transfer

RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

THIS RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, dated as of March 2, 2001, is by and between Johnson Polymer, Inc., a Wisconsin corporation, (“JPI”), US Chemical Corporation, a Wisconsin corporation (“USCHEM”), Whitmire Micro-Gen Research Laboratories, Inc., a Delaware corporation (individually, “WHITMIRE” and together with JPI and USCHEM, the “Original Sellers”) S.C. Johnson Commercial Markets, Inc., a Delaware corporation (“CMI” ), JWP Investments, Inc., a Nevada corporation (“Assignor”) and JWPR Corporation, a Nevada corporation (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

The Original Sellers now own certain Receivables which they wish to sell and assign to CMI, and CMI wishes to purchase from the Original Sellers, all of the Original Sellers’ right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

CMI now owns certain additional Receivables which, together with those certain Receivables purchased from the Original Sellers, it wishes to assign and contribute to the capital of Assignor, and Assignor wishes to acquire and accept from CMI, all of CMI’s right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

Assignor, in turn, wishes to assign and contribute to the capital of Buyer, and Buyer wishes to acquire and accept from Assignor, all of Assignor’s right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

The Original Sellers, CMI, Assignor and Buyer intend the transactions contemplated hereby to be or otherwise have the effect of true sales of the Receivables from the Original Sellers to CMI, from CMI to Assignor and from Assignor to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and the Original Sellers, CMI, Assignor and

Buyer do not intend any of these transactions to be, or for any purpose to be characterized as, loans from CMI to the Original Sellers, from Assignor to CMI, or from Buyer to Assignor.

Following the assignment and contribution of the Receivables from Assignor to Buyer, Buyer will sell undivided interests therein and in the associated Related Security (which shall include the rights of Buyer under this Agreement) and Collections pursuant to that certain Receivables Purchase Agreement dated as of March 2, 2001 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, Falcon Asset Securitization Corporation (“FALCON”), the financial institutions from time to time party thereto as “Financial Institutions” and Bank One, NA or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for FALCON and such Financial Institutions (in such capacity, the “Agent”).

ARTICLE I

AMOUNTS AND TERMS

SECTION 1.1   Transfer and Contribution of Receivables.

(a)  Effective on the date hereof, in consideration for the applicable Purchase Price and upon the terms and subject to the conditions set forth herein, each of the Original Sellers hereby sells, assigns, transfers, sets-over and otherwise conveys to CMI, without recourse (except to the extent expressly provided herein), and CMI does hereby purchase and acquire from each such Original Seller, all of such Original Seller’s right, title and interest in and to all Receivables originated by such Original Seller and existing as of the close of business on the Business Day immediately prior to the date hereof (the “Cut-Off Time”), together with all Related Security relating thereto and all Collections thereof.

(b)  Effective on the date hereof, and upon the terms and subject to the conditions set forth herein, CMI does hereby assign, contribute, transfer, set-over and otherwise convey to Assignor, without recourse (except to the extent expressly provided herein), as a contribution to the capital of Assignor, and Assignor does hereby acquire from CMI, all of CMI’s right, title and interest in and to (i) all Receivables originated by CMI and existing as of the Cut-Off Time and (ii) all Receivables purchased on the date hereof by CMI pursuant to Section 1.1(a) above, together, in each case, with all Related Security relating thereto and all Collections thereof.

(c)  Effective on the date hereof, and upon the terms and subject to the conditions set forth herein, Assignor does hereby assign, contribute, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), as a contribution to the capital of Buyer, and Buyer does hereby acquire from Assignor, all of Assignor’s right, title and interest in and to all Receivables acquired by Assignor on the date hereof pursuant to Section 1.1(b) above together with all Related Security relating thereto and all Collections thereof. It is the intention of the parties hereto that Buyer shall be the assignee of all right, title and interest of each Transfer contemplated in Sections 1.1(a) and (b).

(a)  It is the intention of the parties hereto that each of the Transfers contemplated under Sections 1.1(a), (b), and (c), whether in the form of a sale or a contribution to capital shall in each case constitute or otherwise have the effect of a “sale of accounts” (as such term is used in Article 9 of the UCC), which sale or transfer is absolute and irrevocable and provides each of CMI, Assignor and Buyer, in their turn, with the full benefits of ownership of the Receivables. Except for the Deemed Collection owed pursuant to Section 1.3, the Transfers of Receivables hereunder are made without recourse to the Original Sellers, CMI or Assignor; provided, however, that (i) the Original Sellers shall be liable to CMI, Assignor and Buyer for all representations, warranties and covenants made by the Original Sellers pursuant to the terms of the Transaction Documents to which the Original Sellers are parties, CMI shall be liable to Assignor and Buyer for all representations, warranties and covenants made by CMI pursuant to the terms of the Transaction Documents to which CMI is a party, and Assignor shall be liable to Buyer for all representations, warranties and covenants made by Assignor pursuant to the terms of the Transaction Documents to which Assignor is a party, and (ii) each such Transfer does not constitute and is not intended to result in an assumption by any of the transferees or any assignee thereof of any obligation of any of the Original Sellers or CMI or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of the Original Sellers or CMI. In view of the intention of the parties hereto that each Transfer, whether in the form of a sale or a contribution to capital, shall constitute or otherwise have the effect of a sale of such Receivables rather than loans secured thereby, the Original Sellers, CMI and Assignor agree that each of them will, on or prior to the date hereof and in accordance with Section 4.1(a)(ii), mark each of their master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer’s assignee), evidencing the sale or outright transfer of such Receivables as provided in this Agreement and to note in each of their financial statements that its Receivables have been sold or otherwise transferred outright to the appropriate transferee. Upon the request of CMI, Assignor, Buyer or the Agent (as Buyer’s assignee), each of the Original Sellers, CMI or Assignor will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the appropriate transferee’s ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as CMI, Assignor, Buyer or the Agent (as Buyer’s assignee) may reasonably request.

SECTION 1.2   Payment for the Transfer.

(a)  Payment by CMI to the Original Sellers.    The Purchase Price for the Transfer from each Original Seller to CMI for the Receivables, Related Security and Collections in existence at the Cut-Off Time and being sold hereunder by such Original Seller to CMI shall be paid by CMI to such Original Seller by the issuance and delivery by CMI to such Original Seller of a note (a “Purchase Note”) in the principal amount of the Estimated Purchase Price and in substantially the form of Exhibit V hereto. The Purchase Note issued to each Original Seller shall set forth the terms for the repayment of the principal evidenced thereby and the interest that shall apply to the principal balance outstanding from time to time. Each Purchase Note shall be due and payable in full not later than the first Business Day after the date hereof. By not later than the first Reporting Date to occur after the date hereof, each Original Seller shall determine the actual Purchase Price in respect of its respective Transfer and by not later than the first Settlement Date to occur after the date hereof, (i) an amount equal to any excess of the Estimated Purchase Price over the actual Purchase Price in respect of any Transfer shall be refunded in immediately available funds by the applicable Original Seller to CMI and (ii) an amount equal to any excess of the actual Purchase Price over the Estimated Purchase Price in respect of any Transfer shall be paid in immediately available funds by CMI to the applicable Original Seller.

(b)  Capital Contribution by CMI to Assignor.    The Transfer of Receivables, Related Security and Collections by way of capital contribution by CMI to Assignor as contemplated in Section 1.1(b) above shall be evidenced by such instruments and documents as shall be customary for Assignor, and as CMI may reasonably request, in order to register and give effect to such capital contribution.

(c)  Capital Contribution by Assignor to Buyer.    The Transfer of Receivables, Related Security and Collections by way of capital contribution by Assignor to Buyer as contemplated in Section 1.1(c) above shall be evidenced by such instruments and documents as shall be customary for Buyer, and as Assignor may reasonably request, in order to register and give effect to such capital contribution.

SECTION 1.3   Deemed Collections.    If on any day:

(a)  the Outstanding Balance of a Receivable sold or otherwise transferred hereunder is:

(i)  reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise (other than cash Collections on account of the Receivables),

(ii)  reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(b)  any of the representations and warranties set forth in Article II are no longer true with respect to any Receivable,

then, in such event, the Person, whether an Original Seller or CMI, as applicable, shall be deemed to have received, with regard to items described in clause (a), a Collection of such Receivable to the extent of such reduction, and with regard to items described in clause (b), a Collection in full of such Receivable (each, a “Deemed Collection”) and shall promptly, and in any event within five (5) Business Days remit the aggregate amount of such Deemed Collection to Buyer (or if so directed by the Agent, the Agent) as assignee of such Receivable.

SECTION 1.4   Payments and Computations, Etc.    All amounts to be paid or deposited hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of, and as designated by, the applicable payee. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of

360 days for the actual number of days (including the first but excluding the last day) elapsed.

SECTION 1.5   Transfer of Records.

(a)  In connection with the Transfer of Receivables hereunder, each of the Original Sellers hereby sells, transfers, assigns and otherwise conveys to CMI all of such Original Seller’s right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Transfer.

(b)  In connection with the Transfer by CMI to Assignor of Receivables hereunder, CMI hereby transfers, assigns and otherwise conveys to Assignor all of CMI’s right and title to and interest in the Records relating to all such Receivables, without the need for any further documentation in connection with such Transfer.

(c)  In connection with the Transfer by Assignor to Buyer of Receivables hereunder, Assignor hereby transfers, assigns and otherwise conveys to Buyer all of Assignor’s right and title to and interest in the Records relating to all such Receivables, without the need for any further documentation in connection with such Transfer.

(d)  Each of the Original Sellers, CMI and Assignor, as a transferor hereunder, hereby agrees that it shall take such action requested by Buyer and/or the Agent (as Buyer’s assignee), from time to time hereafter, to more fully evidence, perfect or protect the interests intended to be conveyed to Buyer hereunder, including an enforceable ownership interest in the Receivables, Related Security and Collections free and clear of any Adverse Claim (except as created by the Transaction Documents).

SECTION 1.6   Characterization.    If, notwithstanding the intention of the parties expressed in Section 1.1(d), any sale or contribution by any of the Original Sellers to CMI, by CMI to Assignor, or by Assignor to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or capital contribution or such sale or capital contribution shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale and contribution of Receivables hereunder shall constitute or otherwise have the effect of a true sale thereof, each of the Original Sellers, CMI, and Assignor hereby grant to CMI,

Assignor and Buyer, respectively a duly perfected security interest in all of such Original Sellers’, CMI’s and Assignor’s right, title and interest in, to and under all Receivables described to be transferred pursuant to this Agreement, all Collections, Related Security and Records with respect thereto, each Lock-Box and Collection Account, and all proceeds of the foregoing, which security interest shall be prior to all other Adverse Claims thereto. CMI, Assignor, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1   Representations and Warranties of the Sellers.    Each of the Original Sellers, CMI and Assignor (each, for the purpose of this Article II, individually, a “Seller”) hereby represents and warrants to its immediate assignee, and to Buyer and its assigns, that:

(a)  Corporate Existence and Power.    Such Seller is (1) a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (2) is duly qualified to do business and is in good standing as a foreign corporation and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except in the case of (2) to the extent that any failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)  Power and Authority; Due Authorization Execution and Delivery.    The execution and delivery by such Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and such Seller’s use of the proceeds of the Transfer made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller is a party has been duly executed and delivered by such Seller.

(c)  No Conflict.    The execution and delivery by such Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by–laws (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller or its Subsidiaries (except as created by the Transaction Documents); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)  Governmental Authorization.    Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)  Actions, Suits.    There are no actions, suits or proceedings pending, or to the best of such Seller’s knowledge, threatened, against or affecting such Seller, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller is not in default with respect to any order of any court, arbitrator or governmental body.

(f)  Binding Effect.    This Agreement and each other Transaction Document to which such Seller is a party constitute the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)  Accuracy of Information.    All information heretofore furnished by such Seller or any of its Affiliates to its immediate transferee hereunder (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller or any of its Affiliates to its immediate transferee hereunder (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified.

(h)  Good Title.    Immediately prior to the Transfer hereunder of any Receivable, such Seller shall be the legal and beneficial owner of such Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Seller’s ownership interest in each Receivable, its Collections and the Related Security.

(i)  Perfection.    This Agreement, together with the filing by Agent of the financing statements contemplated hereby, is effective to:

(i)  transfer to CMI (and CMI shall acquire from the Original Sellers) legal and equitable title to, with the right to sell and encumber, each Receivable originated by the Original Sellers and existing at the Cut-Off Time, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect CMI’s ownership interest in such Receivables, Related Security and Collections;

(ii)  transfer to Assignor (and Assignor shall acquire from CMI) legal and equitable title to, with the right to sell and encumber (x) each Receivable originated by CMI and existing at the Cut-Off Time and (y) each Receivable transferred hereunder by any Original Seller to CMI, together in each case with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Assignor’s ownership interest in such Receivables, Related Security and Collections; and

(iii)  transfer to Buyer (and Buyer shall acquire from Assignor) legal and equitable title to, with the right to sell and encumber each Receivable transferred hereunder by CMI to Assignor,

together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in such Receivables, Related Security and Collections.

(j)  Places of Business.    The principal places of business and chief executive office of such Seller and the offices where such Seller keeps all of such Seller’s Records are located at the address(es) listed on Exhibit II. Such Seller’s Federal Employer Identification Number is correctly set forth on Exhibit II.

(k)  Collections.    The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III.

(l)  Material Adverse Effect.    Since June 30, 2000 no event has occurred that would have a Material Adverse Effect.

(m)  Names.    In the past five (5) years, such Seller has not used any corporate names, trade names or assumed names other than as listed on Exhibit II.

(n)  Ownership of Assignor and Buyer.

(i)  CMI owns, directly or indirectly, 100% of the issued and outstanding capital stock of Assignor, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Assignor.

(ii)  Assignor owns, directly or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

(o)  Not a Holding Company or an Investment Company.    Such Seller is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of

1935, as amended, or any successor statute. Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(p)  Compliance with Law.    Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except to the extent that any contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(q)  Compliance with Credit and Collection Policy.    Such Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any material change to such Credit and Collection Policy.

(r)  Payments to Seller.    With respect to each Receivable transferred by such Seller, hereunder, the consideration received by such Seller constitutes reasonably equivalent value therefor and such Transfer was not made for or on account of an antecedent debt. No Transfer by such Seller of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(s)  Enforceability of Contracts.    Each Contract with respect to each Receivable originated by it is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(t)  Eligible Receivables.    Each Receivable transferred by such Seller hereunder and that is included by Buyer in the Net Receivables Balance as an Eligible Receivable on the date hereof is an Eligible Receivable on the date hereof.

(u)  Accounting.    The manner in which such Seller will account for the transactions contemplated by this Agreement does not jeopardize the characterization of the Transfers hereunder as being in the nature of a “true sale.”

ARTICLE III

CONDITIONS OF PURCHASE

SECTION 3.1   Conditions Precedent to Transfer.    The Transfer under this Agreement is subject to the condition precedent that this Agreement shall have been duly executed and delivered by a duly authorized officer of each party hereto.

ARTICLE IV

COVENANTS

SECTION 4.1   Affirmative Covenants of the Sellers.    Until the Collection Date, each of the Original Sellers, CMI and Assignor (each, for the purpose of this Article IV, individually, a “Seller”) hereby covenants as set forth below:

(a)  Keeping and Marking of Records and Books.    Such Seller will (i) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (and its assigns), describing the Transfers to be made by such Seller hereunder and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (ii) upon the request of Buyer (or its assigns), (x) at any time, following the occurrence of an Amortization Event, at which the Agent is considering the termination of Buyer as Servicer, mark each Contract with a legend describing Buyer’s ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) after the termination of Buyer as Servicer or any Originator as sub-Servicer, deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(b)  Compliance with Contracts.    Such Seller will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, except to the extent that any failure to do so could not be reasonably expected to have a Material Adverse Effect . Such Seller will pay when due any taxes payable in connection with the Receivables originated by it, exclusive of taxes on or measured by income or gross receipts of the applicable transferee and its assigns.

(c)  Ownership.    Such Seller will take all necessary action to establish and maintain, irrevocably in such Seller’s applicable transferee hereunder, legal and equitable title to the Receivables to be transferred by such Seller, the Related Security and the Collections, free and clear of any Adverse Claims other than Adverse Claims created under the Transaction Documents (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such transferee’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of such transferee as such transferee (or its assigns) may reasonably request).

(d)  Collections.    Such Seller will cause (1) all Collections on Receivables originated by it to be remitted to a Lock-Box and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Seller or any Affiliate of such Seller, such Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns.

SECTION 4.2   Negative Covenants of the Sellers.    Until the Collection Date, such Seller hereby covenants that:

(a)  Name Change, Offices and Records.    Such Seller will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Buyer and the Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to Buyer and the Agent all financing statements, instruments and other documents requested by Buyer and the Agent in connection with such change or relocation.

(b)  Change in Payment Instructions to Obligors.    Such Seller will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account.

(c)  Modifications to Contracts.    Such Seller will not extend, amend or otherwise

materially modify the terms of any Receivable or any Contract related thereto, except in compliance with the terms of the Credit and Collection Policy.

(d)  Accounting for Transfer.    Such Seller will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale or outright transfer of the Receivables and the Related Security by such Seller to the applicable transferee or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale or outright transfer of the Receivables and the Related Security by such Seller to the applicable transferee hereunder except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

ARTICLE V

INDEMNIFICATION

SECTION 5.1   Indemnities by the Sellers.    Without limiting any other rights that the transferees hereunder may have hereunder or under applicable law, each of the Original Sellers, CMI and Assignor (each individually, for the purposes of this Section 5.1, a “Seller”) hereby agree to indemnify their respective transferee and such transferee’s assigns (including, without limitation, Buyer and the Agent), officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes and liabilities, reasonable out-of-pocket costs and expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of such transferee) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by such transferee of an interest in the Receivables, excluding, however:

(i)  Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii)  Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii)  taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller, or limit the recourse of the transferees hereunder to any Seller for amounts otherwise specifically provided to be paid by such Seller under the terms of any other provision of this Agreement. Without limiting the generality of the foregoing indemnification, each Seller shall indemnify its respective transferee for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Seller) resulting from:

(i)  any representation or warranty made by such Seller (or any officers of such Seller) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by such Seller pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)  any failure of any Receivable transferred by such Seller hereunder to be an Eligible Receivable on the date hereof;

(iii)  the failure by such Seller, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Seller to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iv)  any failure of such Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(v) any products liability or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

(vi)  any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vii)  the commingling of Collections of Receivables at any time with other funds;

(viii)  any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Transfer hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to such Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(ix)  any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(x)  any failure to vest and maintain vested in the applicable transferee hereunder or Buyer, or to Transfer to the applicable transferee hereunder or Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xi)  any action or omission by such Seller which reduces or impairs the rights of the applicable transferee with respect to any Receivable or the value of any such Receivable; and

(xii)  any attempt by any Person to void any Transfer hereunder under statutory provisions or common law or equitable action.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1   Waivers and Amendments.

(a)  No failure or delay on the part of any party hereto (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)  No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the parties hereto and the Agent.

SECTION 6.2   Notices.    Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 6.2.

SECTION 6.3   Protection of Ownership Interests of Buyer.

(a)  Each of the Original Sellers, CMI and Assignor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that Buyer or the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests with respect to Receivables, the Collections and the Related Security, or to enable Buyer or the Agent to exercise and enforce its rights and remedies hereunder.

(b)  If any of the Original Sellers, CMI or Assignor fail to perform any of its respective obligations hereunder, either Buyer or the Agent may (but shall not be required to) perform, or cause performance of, such obligation, and any reasonable out-of-pocket costs and expenses incurred in connection therewith shall be payable by such Original Seller, CMI or Assignor, as applicable. Each of the Original Sellers, CMI and Assignor irrevocably authorize each of Buyer and the Agent at any time and from time to time in the sole discretion of such Person, and appoints each of Buyer and the Agent as its attorney(es)-in-fact, to act on behalf of Original Sellers, CMI or Assignor (i) following a failure on the part of such Person to execute the applicable financing statements referred to below on its own behalf, to execute on behalf of Original Sellers, CMI or Assignor as debtor and to file financing statements necessary or desirable in Buyer’s or Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of such Person in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as either Buyer or the Agent deems necessary or reasonably desirable to perfect and to maintain the perfection and priority of such Person’s interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

SECTION 6.4   Confidentiality.

(a)  The Original Sellers, CMI, Assignor and Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Purchase Agreement and the other confidential proprietary information with respect to the Agent and FALCON and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Original Sellers, CMI, Assignor and Buyer and their officers and employees may disclose such information to their external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)  Anything herein to the contrary notwithstanding, each of the Original Sellers, CMI, Assignor and Buyer hereby consent to the disclosure of any nonpublic information with respect to it (i) to any of the parties hereto, the Agent, the Financial Institutions or FALCON by each other, or (ii) by the Agent to any rating agency or provider of a surety, guaranty or credit or liquidity enhancement to FALCON or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (having the force or effect of law). The Agent or the Purchasers may disclose any nonpublic information with respect to the Original Sellers, CMI, Assignor or Buyer to any prospective or actual assignee or participant of any of them with the prior written consent of CMI, provided that the Agent and the Purchasers may disclose any nonpublic information to any such Person, without the consent of CMI, any Originator or any other Person, if such information is presented on a portfolio basis, does not explicitly refer to Originator and does not disclose specific financial information in respect of the Originator.

SECTION 6.5   Bankruptcy Petition.

(a)  Each of the Original Sellers, CMI, Assignor and Buyer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of FALCON, it will not institute against, or join any other Person in instituting against, FALCON any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b)  Each of the Original Sellers, CMI and Assignor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join in any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other similar proceeding under the laws of the United States or any state of the United States.

SECTION 6.6   CHOICE OF LAW.    THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

SECTION 6.7   CONSENT TO JURISDICTION.    THE ORIGINAL SELLERS, CMI, ASSIGNOR AND BUYER HEREBY IRREVOCABLY SUBMIT TO THE NON–EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINAL SELLERS, CMI, ASSIGNOR OR BUYER PURSUANT TO THIS AGREEMENT AND SUCH PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND

DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST THE ORIGINAL SELLERS, CMI OR ASSIGNOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE ORIGINAL SELLERS, CMI OR ASSIGNOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINAL SELLERS, CMI, ASSIGNOR OR BUYER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

SECTION 6.8   WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

SECTION 6.9   Integration; Binding Effect; Survival of Terms.

(a)  This Agreement, the Purchase Notes and each Collection Account Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the date following the Facility Termination Date on which all of the Aggregate Unpaids under the Transaction Documents shall have been reduced to zero, on which date this Agreement shall terminate; provided, however, that (i) the rights and remedies with respect to (A) any breach of any representation and warranty made by Assignor pursuant to Article II, (B) the indemnification provisions of Article_V (other than as provided in clause (ii) below), shall be continuing and shall survive any termination of this Agreement until the date which occurs 367 days after the date this Agreement shall have been terminated and (ii) the rights and remedies with respect to (A) Section 6.4 and Section 6.5 and (B) the indemnification provisions of Article V relating to any event or circumstance of the type described in clause (v), (viii), or (xii) thereof shall be continuing and shall survive any termination of this Agreement.

SECTION 6.10   Counterparts; Severability; Section References.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

JOHNSON POLYMER, INC.

By:	/s/ FRANCISCO SANCHEZ
Francisco Sanchez Corporate Treasurer
Address: 8310 16th Street P.O. Box 902 Sturtevant, WI 53177-0902

U S CHEMICAL CORPORATION

By:	/s/ FRANCISCO SANCHEZ
Francisco Sanchez Vice President
Address: 1800 West Sarah Lane, Suite 310 Brookfield, WI 53045

WHITMIRE MICRO-GEN RESEARCH LABORATORIES, INC.

By:	/s/ FRANCISCO SANCHEZ
Francisco Sanchez Vice President
Address: 3568 Tree Court Boulevard St. Louis, MO 63122-6620

Signature Page to Receivables Sale and Contribution Agreement

S.C. JOHNSON COMMERCIAL MARKETS, INC.

By:	/s/ FRANCISCO SANCHEZ
Francisco Sanchez Divisional Vice President and Corporate Treasurer
Address: 8310 16th Street P.O. Box 902 Sturtevant, WI 53177-0902

JWP INVESTMENTS, INC

By:	/s/ LUIS MACHADO
Luis Machado Assistant Secretary
Address: c/o M&I Portfolio Services, Inc. 3993 Howard Hughes Parkway, Suite 100 Las Vegas, NV 89109

JWPR CORPORATION

By:	/s/ FRANCISCO SANCHEZ
Francisco Sanchez Vice President
Address: c/o M&I Portfolio Services, Inc. 3993 Howard Hughes Parkway, Suite 100 Las Vegas, NV 89109

Signature Page to Receivables Sale and Contribution Agreement

EXHIBIT I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

“Agent” has the meaning set forth in the Preliminary Statements to the Agreement.

“Agreement” means the Receivables Sale and Contribution Agreement, dated as of March 2, 2001, between JPI, USCHEM, WHITMIRE, CMI, Assignor and Buyer, as the same may be amended, restated or otherwise modified.

“Assignor” has the meaning set forth in the preamble to the Agreement.

“Authorized Officer” means, with respect to each of the Original Sellers, CMI, Assignor or Buyer, its corporate president, secretary, controller, treasurer or chief financial officer or any vice president.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

“Buyer” has the meaning set forth in the preamble to the Agreement.

“Collection Date” means the date all of the Receivables transferred hereunder shall be paid and collected in full or written-off in accordance with generally accepted accounting principles.

“Credit and Collection Policy” means each of the Original Sellers’, CMI’s and Assignor’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit IV, as modified from time to time in accordance with the Agreement.

“Cut-off Time” has the meaning set forth in Section 1.1(a).

“Deemed Collection” has the meaning set forth in Section 1.3.

“Default Fee” means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

“Discount Factor” means a percentage calculated to provide the purchasers hereunder with a reasonable return on their investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the purchasers hereunder of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors.

“Estimated Purchase Price” means in the case of the Transfer by any Original Seller to CMI of Receivables, an amount, based upon the outstanding balance of such Receivables as of February 2, 2001, which such Original Seller estimates in good faith to be the outstanding balance of such Receivables as of the date hereof.

“FALCON” has the meaning set forth in the Preliminary Statements to the Agreement.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended and any successor statute thereto.

“Intended Characterization” means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.

“JPI” has the meaning given to such term in the preamble to the Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any of the Original Sellers, CMI, Assignor or Buyer, (ii) the ability of any of the Original Sellers, CMI, Assignor or Buyer to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any of the Original Sellers’, CMI’s Assignor’s, Buyer’s, the Agent’s or any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the

2

Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Minimum Net Worth” has the meaning given to such term in the Purchase Agreement.

“Original Balance” means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

“Original Sellers” has the meaning set forth in the preamble to this Agreement.

“Prime Rate” means, at any time, the rate per annum then most recently published in the Wall Street Journal as the ‘Prime Rate’ or, if such information is no longer available or delayed for any reason, “Prime Rate” shall mean a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by Bank One or Bank One Corporation from time to time, changing when and as such rate changes.

“Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

“Purchase Note” has the meaning set forth in Section 1.2(a).

“Purchase Price” means, with respect to the Transfer by any Original Seller to CMI as of the date hereof, the aggregate price to be paid by CMI to such Original Seller for such Transfer in accordance with Section 1.2 of the Agreement for the Receivables originated by such Original Seller, and then being sold to CMI, together with the Collections and Related Security with respect thereto, which price shall equal (i) the product of (x) the Original Balance of such Receivables, multiplied by (y) one minus the Discount Factor.

“Purchaser” means FALCON or a Financial Institution, as applicable.

“Receivable” means the indebtedness and other obligations owed to an Original Seller or to CMI (without giving effect to any Transfer or conveyance under the Agreement) or to CMI, Assignor or Buyer (after giving effect to the Transfers under the Agreement) whether constituting an account, contract right, payment intangible, promissory note, chattel paper, instrument, document, investment property, financial asset or general intangible, arising in connection with the sale of goods or the rendering of services by an Original Seller or CMI and includes, without limitation, the obligation to pay any Finance Charges with respect

3

thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

“Related Security” means, with respect to any Receivable:

(i)  all of an Original Seller’s or CMI’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the financing or lease of which by such Original Seller or CMI gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)  all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)  all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)  all service contracts and other contracts and agreements associated with such Receivable,

(v)  all Records related to such Receivable,

(vi)  all proceeds of any of the foregoing.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of .

4

“Transaction Documents” means, collectively, this Agreement, the Sale Agreements, the Purchase Agreement, each Collection Account Agreement, the Purchase Notes and all other instruments, documents and agreements executed and delivered in connection herewith.

“Transfer” means, as applicable, (i) the sale under this Agreement by the Original Sellers to CMI of Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith as contemplated in Section 1.1(a) hereof; (ii) the transfer under this Agreement by CMI to Assignor of Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith as contemplated in Section 1.1(b) hereof; or (iii) the transfer under this Agreement by Assignor to Buyer of Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith as contemplated in Section 1.1(c) hereof.

“USCHEM” has the meaning given to such term in the preamble to the Agreement.

“WHITMIRE” has the meaning given to such term in the preamble to the Agreement.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

5